EXHIBIT  3-1

                            ARTICLES OF INCORPORATION



                        The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)


                                    ARTICLE I
                      The exact name of the corporation is:

                              Mass Megawatts, Inc.

                                   ARTICLE II
      The purpose of the corporation is to engage in the following business activities:

A. All aspects of business related to the development and sale of wind power generated electricity.


B. Any other business which may lawfully be carried on by a corporation organized under the Massachusetts Business Corporation Law.




Note: if the spare provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheet of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.



                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.


      WITHOUT  PAR  VALUE                  WITH  PAR  VALUE
----------------------------  ---------------------------------------------
   TYPE     NUMBER OF SHARES     TYPE     NUMBER OF SHARES     PAR  VALUE
----------  ----------------  ----------  ----------------  ---------------
Common:         200,000       Common:     None

Preferred:       None         Preferred:  None


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

     Not  applicable.


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                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

     None.



                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of ~ class of stockholders:

     See  Article  VI,  attached  hereto  on  Attachment  A.




** IF THERE ARE NO PROVISIONS STATE "NONE" NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.


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                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and tiled by the Secretary of the Commonwealth If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

     11  Maple  Avenue,  Shrewsbury,  MA  01545

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                   NAME           RESIDENTIAL ADDRESS      POST OFFICE ADDRESS

President:  Jonathan C. Ricker   11 Maple Avenue                Same
                                 Shrewsbury, MA 01545

Treasurer:  Jonathan C. Ricker   11 Maple Avenue                Same
                                 Shrewsbury, MA 01545

Clerk       Jonathan C. Ricker   11 Maple Avenue                Same
                                 Shrewsbury, MA 01545

Directors   Susan M. Cogoli      279 Oxford Street              Same
                                 Auburn  MA, 01501

            Jodi A. Vizzo        8 Tamarack Lane                Same
                                 Shrewsbury, MA 01545

            Jonathan C. Ricker   11  Maple  Avenue              Same
                                 Shrewsbury, MA 01545


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

d. The name and business address of the resident agent, if any, of the corporation is:


                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.


IN WITNESS WHEREOF AND UNDER The PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 15613 and do hereby sign these Articles of Organization as incorporator(s) this ________ day of __________________ , 19 ___

Jonathan  C.  Ricker
--------------------------------------------------------------------------------
11  Maple  Avenue
Shrewsbury,  MA  01545
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR~~ TYPE in THE EXACT name OF THE corporation, THE STATE or OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING on BEHALF OF SAID CORPORATION AND THE TITLE BE/SHE BOLDS OR OTHER AUTHORITY BY WHICH, SUCH ACTION IS TAKEN

                        The COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)

             ========================================================

             I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200,00 having been
                                                 -------
             paid, said articles are deemed to have been filed with me this 27th day of May, 1997.
                      ----         ----    --

             Effective  date:  __________________


                           /s/  William  Francis  Galvin
                             WILLIAM  FRANCIS  GALVIN
                          Secretary  of  the  Commonwealth



             FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.



                         TO  BE  FILLED  IN  BY  CORPORATION
                      Photocopy  of  document  to  be  sent  to:


                         Jonathan  C.  Ricker
             -------------------------------------------------------
                         11  Maple  Avenue
             -------------------------------------------------------
                         Shrewsbury,  MA  01545
             -------------------------------------------------------
             Telephone:  (508)  751-5432
             -------------------------------------------------------

                                  ATTACHMENT A
                                   Article VI


A. The corporation shall, to the fullest extent permitted by Section 67 of the Massachusetts Business Corporation Law, as the same may be amended an supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters re erred to in or covered by said Section, and the indemnification provided for herein, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators o such a person.

B. The board of directors of the corporation may make, amend or repeal the bylaws of the corporation in whole or in part, except with respect to any revision thereof which by law, these Article of Organization or the corporation's bylaws require action by the stockholders.

C. No director shall be personally liable to the corporation o its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liabilities, except (i) f r breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 or 62 of the Massachusetts Business
     Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Massachusetts Business Corporation Law is hereafter a ended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by the Massachusetts Business Corporation Law, as so a ended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


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